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                                                                    EXHIBIT 99.2
PROXY

                              SCOTT PAPER COMPANY
                      2650 NORTH MILITARY TRAIL, SUITE 300
                           BOCA RATON, FLORIDA  33431

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE SPECIAL MEETING ON DECEMBER 12, 1995

        The undersigned holder of Common Shares of Scott Paper Company hereby appoints John P. Murtagh, Frank W. Bubb and Stephen D. Ford, and each of them, with power of substitution, as proxies to vote all shares of the undersigned at the Special Meeting of Shareholders to be held at The Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida, on December 12, 1995, at 9:00 a.m., local time, and any adjournment or postponement thereof. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

        Please mark, date and sign the proxy and return it promptly in the accompanying business reply envelope, which requires no postage if mailed in the United States. If you plan to attend the meeting, please so indicate in the space provided on the reverse side.

        THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.


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        IMPORTANT: PLEASE MARK AND SIGN ON THE REVERSE SIDE.        SEE REVERSE
                                                                       SIDE
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/X/ PLEASE MARK
    YOUR VOTES AS
    IN THE EXAMPLE.


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              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
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                                                             FOR AGAINST ABSTAIN

1. To approve and adopt the Agreement and Plan of Merger,    / /    / /    / /
   dated as of July 16, 1995, among Kimberly-Clark
   Corporation, Rifle Merger Co. and Scott Paper Company, and the transactions contemplated thereby.

2. In their discretion upon      MARK HERE    / /    TREAT AS CONFIDENTIAL  / /
   such other matters as may    IF YOU PLAN            IN ACCORDANCE WITH
   properly come before          TO ATTEND            COMPANY POLICY (SEE
   the meeting.                 THE MEETING           PAGE 21 OF THE PROXY
                                                           STATEMENT)

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders to be held on December 12, 1995 and the related Joint Proxy Statement/Prospectus.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. Executors, administrators, trustees, etc. should give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer. PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.


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    SIGNATURE(S)                                                       DATE